Exhibit 32.2

CERTIFICATION PURSUANT TO
18 UNITED STATES CODE SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jackie You Kazmerzak, Chief Financial Officer of Diguang International Development Co., Ltd., certify that (i) its Form 10-QSB/A for the six-month period ending June 30, 2006 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB/A for the six-month period ended June 30, 2006 fairly presents, in all material respects, the financial condition and the results of operations of Diguang International Development Co., Ltd.

/s/ Jackie You Kazmerzak Jackie You Kazmerzak Chief Financial Officer August 21, 2006

A signed original of this written statement required by Section 906 has been provided to Diguang International Development Co., Ltd. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.